Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (Nos. 333-198038, 333-181199, 333-174195, 333-159063, 333-124489, 333-59634, 333-50901, 333-42545, 333-14419 and 033-53353) of Rogers Corporation of our report dated February 23, 2016 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
February 23, 2016